Exhibit 32

SECTION 1350 CERTIFICATION

The undersigned certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The accompanying Annual Report on Form 10-K for the year ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the accompanying Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 27, 2025	/s/ Mark R. Jundt
Mark R. Jundt
Co-Chief Executive Officer
(principal co-executive officer)

Dated: March 27, 2025	/s/ Daniel C. Philp
Daniel C. Philp
Co-Chief Executive Officer
(principal co-executive officer)

Dated: March 27, 2025	/s/ Elizabeth E. McShane
Elizabeth E. McShane
Chief Financial Officer
(principal financial officer)